Exhibit 99.1

Regional Management Corp. Announces Fourth Quarter 2013 Results

Greenville, South Carolina – March 11, 2014 – Regional Management Corp. (NYSE: RM), a diversified specialty consumer finance company, today announced results for the fourth quarter and full year ended December 31, 2013.

Fourth Quarter 2013 Highlights

•	Total fourth quarter 2013 revenue was $48.5 million, a 31.6% increase from the prior-year period.

•	Same-store[1] revenue growth for the fourth quarter of 2013 was 17.0%. Same-store finance receivables growth for the fourth quarter of 2013 was 11.5%.

•	Finance receivables as of December 31, 2013 were $544.7 million, an increase of 23.9% from the prior-year period.

•	GAAP net income for the fourth quarter of 2013 was $8.4 million, a 29.6% increase from net income of $6.5 million in the prior-year period. Diluted earnings per share were $0.65 based on a diluted share count of 13.0 million. Excluding $1.5 million of pre-tax expenses related to director compensation and the secondary offering completed in December 2013, non-GAAP net income for the fourth quarter of 2013 was $9.4 million and diluted earnings per share were $0.73. For a reconciliation of non-GAAP to GAAP measures, please review the disclosures and table included with this release.

•	Annualized net charge-offs as a percentage of average finance receivables for the fourth quarter of 2013 was 7.8%, an increase from 7.1% in the prior-year period (for the full year 2013, net charge-offs as a percentage of average finance receivables were 6.9%; an increase from 6.5% in the prior year). Provision for credit losses for the fourth quarter of 2013 was 24.0% of revenue, comparable with the prior-year period.

•	On December 10, 2013, Regional Management announced the closing of a secondary offering of 2,346,074 shares of its common stock, at a price of $31.00 per share, by: (i) Palladium Equity Partners III, L.P., an existing stockholder of Regional Management and an affiliate of Palladium Equity Partners; (ii) Parallel 2005 Equity Fund, LP, an existing stockholder of Regional Management and an affiliate of Parallel Investment Partners; (iii) entities affiliated with Richard A. Godley, a director, existing stockholder and founder of

[1]	Defined as stores open for at least 13 months.

Regional Management; and (iv) C. Glynn Quattlebaum, President and Chief Operating Officer of Regional Management and an existing stockholder and founder of Regional Management. Regional Management did not receive any proceeds from the offering.

“2013 was a very solid year for Regional Management, as we continued to see significant top-line and same-store sales growth flow toward our bottom line,” said Thomas F. Fortin, Chief Executive Officer of Regional Management Corp. “In terms of the fourth quarter, we were pleased with our top-line performance, as well as the continued growth of our finance receivables, which was bolstered by ongoing success from our direct mail campaigns. Due in part to the successful campaigns and our small installment loan category comprising a larger share of our overall portfolio, we did see a tick-up in the fourth quarter of our annualized net charge-offs as a percentage of average finance receivables, and will continue to watch that figure closely in 2014. We are proud of the effort and dedication displayed by our entire team to make 2013 such a success for Regional Management, and we remain optimistic about the opportunities that are present for the future growth of Regional Management and the creation of long-term shareholder value. Finally, we certainly want to thank Palladium and Parallel, as without their dedication to and support of Regional Management over the past seven years, we would not be where we stand today.”

In addition, Regional Management will certify in its 2013 annual report on Form 10-K that its internal controls over financial reporting were effective as of December 31, 2013, thus being in compliance with requirements under the Sarbanes-Oxley Act of 2002. In connection with its internal control implementation work, Regional Management is making immaterial corrections to prior period financial statements when it files its 2013 Form 10-K. As a result, Regional Management’s financial statements for the three months and full year ended December 31, 2012 included in this press release have been revised from the amounts previously reported. Please refer to the table “Revisions to Financial Statements” included later in this release for more information.

Fourth Quarter 2013 Results

For the fourth quarter ended December 31, 2013, Regional Management reported total revenue of $48.5 million, a 31.6% increase from $36.9 million in the prior-year period. Interest and fee income for the fourth quarter of 2013 was $43.7 million, a 32.9% increase from $32.8 million in the prior-year period, primarily due to a 23.9% year-over-year increase in finance receivables. Insurance and other income for the fourth quarter of 2013 was $4.9 million, a 20.6% increase from the prior-year period. Same-store revenue growth for the fourth quarter of 2013 was 17.0%.

Finance receivables outstanding at December 31, 2013 were $544.7 million, a 23.9% increase from $439.5 million in the prior-year period. Finance receivables increased due to the addition of 41 de novo branches and 2 acquired branches since December 31, 2012, as well as the increase in same-store finance receivables, which grew 11.5% in the fourth quarter.

Provision for credit losses in the fourth quarter of 2013 was $11.6 million versus $8.8 million in the prior-year period, primarily due to the increase in loan volume. Annualized net charge-offs as a percentage of average finance receivables for the fourth quarter of 2013 was 7.8%, an increase from 7.1% in the prior-year period.

General and administrative expenses for the fourth quarter of 2013 were $19.5 million, an increase of 29.9% from $15.0 million in the prior-year period, primarily due to increased personnel costs from opening and acquiring an additional 43 branches since December 31, 2012 and $1.5 million of one-time expenses, consisting of $1.2 million of director compensation expense and $0.3 million related to the secondary offering completed in December 2013. Regional Management’s efficiency ratio—the percentage of general and administrative expenses compared to total revenue—in the fourth quarter of 2013 was 40.1%, an improvement of 60 basis points from 40.7% in the prior-year period; excluding the one-time expenses, Regional Management’s efficiency ratio for the fourth quarter of 2013 would have been 37.0%.

GAAP net income for the fourth quarter of 2013 was $8.4 million, a 29.6% increase compared to net income of $6.5 million in the prior-year period. Diluted earnings per share for the fourth quarter of 2013 were $0.65, an increase from $0.51 in the prior-year period. Excluding expenses related to director compensation and the secondary offering, non-GAAP net income for the fourth quarter of 2013 was $9.4 million and diluted earnings per share were $0.73.

Full Year 2013 Results

For the full year ended December 31, 2013, Regional Management reported total revenue of $170.6 million, a 25.7% increase from $135.7 million in the prior year. Interest and fee income for the full year ended December 31, 2013 was $152.3 million, a 28.0% increase from $119.0 million in the prior year. Insurance and other income for the full year ended December 31, 2013 was $18.3 million, a 9.7% increase from the prior year.

Provision for loan losses in the full year ended December 31, 2013 was $39.2 million versus $27.8 million in the prior year, primarily due to the increase in loan volume. Net charge-offs as a percentage of average finance receivables for the full year ended December 31, 2013 was 6.9%, an increase from 6.5% in the prior year.

General and administrative expenses for the full year ended December 31, 2013 were $71.0 million, an increase of 27.9% from $55.6 million in the prior-year period, primarily due to increased personnel costs from opening and acquiring an additional 43 branches since December 31, 2012. Regional Management’s efficiency ratio in the full year ended December 31, 2013 was 41.6%, an increase of 70 basis points from 40.9% in the prior year. Excluding one-time expenses, Regional Management’s efficiency ratio for the full year ended December 31, 2013 would have been 40.5%.

GAAP net income for the full year ended December 31, 2013 was $28.8 million, a 16.3% increase compared to GAAP net income of $24.8 million in the prior year, and diluted earnings per share for the full year ended December 31, 2013 were $2.23 compared to $2.07 in the prior year. Excluding one-time expenses in 2013 and one-time expenses related to Regional Management’s IPO in 2012, non-GAAP net income for the full year ended December 31, 2013 was $30.3 million and diluted earnings per share were $2.35, versus pro forma net income of $26.4 million and diluted earnings per share of $2.07 (based on a diluted share count of 12.8 million) for the prior year.

2014 De Novo Update

As of December 31, 2013, Regional Management’s branch network consisted of 264 locations. Through today, Regional Management has opened 9 de novo branches in 2014 and plans to have 28 de novo branches open by the end of the second quarter.

Liquidity and Capital Resources

As of December 31, 2013, Regional Management had finance receivables of $544.7 million and outstanding debt of $362.8 million on its $500.0 million senior revolving credit facility and on its $1.5 million cash management line of credit.

Conference Call Information

Regional Management Corp. will host a conference call and webcast today at 5:00 PM Eastern. Both the call and webcast are open to the general public.

The dial-in number for the conference call is (866) 953-6858, passcode 40160670 – please dial the number 10 minutes prior to the scheduled start time. A live webcast of the conference call will also be available on Regional Management’s website at www.RegionalManagement.com.

A replay of the call will be available two hours following the end of the call through midnight Eastern on Tuesday, March 18 at www.RegionalManagement.com and by telephone at (888) 286-8010, passcode 72648176.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended, which represent Regional Management Corp.’s expectations or beliefs concerning future events. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, the following: the continuation or worsening of adverse conditions in the global and domestic credit markets and uncertainties regarding, or the impact of governmental responses to those conditions; changes in interest rates; risks related to acquisitions and new branches; risks inherent in making loans, including repayment risks and value of collateral, which risks may increase in light of adverse or recessionary economic conditions; recently-enacted or proposed legislation; the timing and amount of revenues that may be recognized by Regional Management; changes in current revenue and expense trends (including trends affecting delinquencies and charge-offs); changes in Regional Management’s markets and general changes in the economy (particularly in the markets served by Regional Management). Such factors are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not and is not responsible for updating the information contained in this press release beyond the publication date, or for changes made to this document by wire services or Internet services.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified specialty consumer finance company providing a broad array of loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies and other traditional lenders. Regional Management began operations in 1987 with four branches in South Carolina and has since expanded its branch network across South Carolina, Texas, North Carolina, Tennessee, Alabama, Oklahoma, New Mexico and Georgia. Each of its loan products is structured on a fixed rate, fixed term basis with fully amortizing equal monthly installment payments and is repayable at any time without penalty. Regional Management’s loans are sourced through its multiple channel platform, including in its branches, through direct mail campaigns, independent and franchise automobile dealerships, online credit application networks, furniture and appliance retailers and its consumer website. For more information, please visit http://www.RegionalManagement.com.

Contacts:

Investor Relations

Garrett Edson, (203) 682-8331

Media Relations

Kim Paone, (646) 277-1216

Regional Management Corp. and Subsidiaries

Consolidated Statements of Income

($ in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenue
Interest and fee income	$43,668	$32,849	$152,343	$119,025
Insurance income, net	2,895	2,606	11,470	10,681
Other income	1,979	1,435	6,816	5,991

Total revenue	48,542	36,890	170,629	135,697

Expenses
Provision for credit losses	11,638	8,846	39,192	27,765
General and administrative expenses
Personnel	10,082	8,631	39,868	33,492
Occupancy	3,261	2,374	11,640	8,655
Marketing	1,144	910	3,980	2,767
Other	4,993	3,084	15,551	10,644
Consulting and advisory fees	—	—	—	1,451
Interest expense
Senior revolving credit facility and other debt	3,909	3,024	14,144	10,580
Mezzanine debt-related parties	—	—	—	1,030

Total interest expense	3,909	3,024	14,144	11,610

Total expenses	35,027	26,869	124,375	96,384

Income before income taxes	13,515	10,021	46,254	39,313
Income taxes	5,130	3,552	17,460	14,561

Net income	$8,385	$6,469	$28,794	$24,752

Net income per common share:
Basic	$0.66	$0.52	$2.29	$2.12

Diluted	$0.65	$0.51	$2.23	$2.07

Weighted average common shares outstanding:
Basic	12,614,503	12,486,727	12,572,298	11,694,924

Diluted	12,984,270	12,779,515	12,893,693	11,980,748

Regional Management Corp. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except per share amounts)

(Unaudited)

	December 31, 2013	December 31, 2012
Assets
Cash	$4,121	$3,298
Gross finance receivables	658,176	531,850
Less unearned finance charges, insurance premiums, and commissions	(113,492)	(92,376)

Finance receivables	544,684	439,474
Allowance for credit losses	(30,089)	(23,616)

Net finance receivables	514,595	415,858
Property and equipment, net of accumulated depreciation	7,100	5,111
Repossessed assets at net realizable value	548	711
Goodwill	716	363
Intangible assets, net	1,386	1,815
Other assets	5,422	7,361

Total assets	$533,888	$434,517

Liabilities and Stockholders’ Equity
Liabilities:
Deferred tax liability, net	$2,653	$5,947
Accounts payable and accrued expenses	7,312	6,987
Senior revolving credit facility	362,750	292,379

Total liabilities	372,715	305,313
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.10 par value, 100,000,000 shares authorized, no shares issued and outstanding at December 31, 2013 and December 31, 2012	—	—
Common stock, $0.10 par value, 1,000,000,000 shares authorized, 12,652,197 shares issued and outstanding at December 31, 2013; 1,000,000,000 shares authorized, 12,486,727 shares issued and outstanding at December 31, 2012	1,265	1,249
Additional paid-in-capital	83,317	80,158
Retained earnings	76,591	47,797

Total stockholders’ equity	161,173	129,204

Total liabilities and stockholders’ equity	$533,888	$434,517

Regional Management Corp. and Subsidiaries

Selected Financial Data

(Unaudited)

($ in thousands)

	Components of Increase in Interest and Fee Income Three Months Ended December 31, 2013 Compared to Three Months Ended December 31, 2012 Increase (Decrease)
	Volume	Rate	Net
Small installment loans	$11,265	$(67)	$11,198
Large installment loans	(646)	(39)	(685)
Automobile purchase loans	873	(531)	342
Retail purchase loans	139	(175)	(36)

Total increase in interest and fee income	$11,631	$(812)	$10,819

	Three Months Ended December 31,
	2013	2012
Total annualized yield	36.9%	35.5%
Average net finance receivables	$526,252	$415,187

	Loans Originated (1) Three Months Ended December 31,
	2013	2012
Small installment loans	$215,255	$146,577
Large installment loans	17,222	22,554
Automobile purchase loans	26,064	32,340
Retail purchase loans	8,721	9,919

Total finance receivables	$267,262	$211,390

(1)	Represents gross balance of loan originations, including unearned finance charges

	Three Months Ended December 31,
	2013		2012
	Amount	Percentage of Average Finance Receivables (Annualized)	Amount	Percentage of Average Finance Receivables (Annualized)
Net charge-offs as a percentage of average finance receivables	$10,231	7.8%	$7,363	7.1%

	Amount	Percentage of Total Revenue	Amount	Percentage of Total Revenue
Provision for credit losses	$11,638	24.0%	$8,846	24.0%
General and administrative expenses	$19,480	40.1%	$14,999	40.7%

	Amount	Growth Rate	Amount	Growth Rate
Same store finance receivables at period-end/growth rate	$478,969	11.5%	$380,229	27.1%
Same store revenue growth rate		17.0%		16.9%
Number of branches in calculation	213		167

	Components of Increase in Interest and Fee Income Twelve Months Ended December 31, 2013 Compared to Twelve Months Ended December 31, 2012 Increase (Decrease)
	Volume	Rate	Net
Small installment loans	$37,943	$(5,875)	$32,068
Large installment loans	(2,305)	(1,431)	(3,736)
Automobile purchase loans	5,712	(2,164)	3,548
Retail purchase loans	1,896	(458)	1,438

Total increase in interest and fee income	$43,246	$(9,928)	$33,318

	Loans Originated (1) Twelve Months Ended December 31,
	2013	2012
Small installment loans	$683,603	$438,153
Large installment loans	62,499	77,416
Automobile purchase loans	125,958	133,601
Retail purchase loans	34,311	36,611

Total finance receivables	$906,371	$685,781

(1)	Represents gross balance of loan originations, including unearned finance charges

	Twelve Months Ended December 31,
	2013		2012
	Amount	Percentage of Average Finance Receivables	Amount	Percentage of Average Finance Receivables
Net charge-offs as a percentage of average finance receivables	$32,718	6.9%	$23,449	6.5%

	Amount	Percentage of Total Revenue	Amount	Percentage of Total Revenue
Provision for credit losses	$39,192	23.0%	$27,765	20.5%
General and administrative expenses	$71,039	41.6%	$55,558	40.9%

	Finance Receivables As of December 31,
	2013	2012
Small installment loans	$288,979	$188,562
Large installment loans	43,311	52,001
Automobile purchase loans	181,126	168,604
Retail purchase loans	31,268	30,307

Total finance receivables	$544,684	$439,474

Number of branches at period end	264	221
Average finance receivables per branch	$2,063	$1,989

	As of December 31,
	2013		2012
	Amount	Percentage of Total Finance Receivables	Amount	Percentage of Total Finance Receivables
Allowance for credit losses	$30,089	5.5%	$23,616	5.4%
Over 30 days contractually delinquent	$43,810	8.0%	$29,535	6.7%
Over 90 days contractually delinquent	$17,455	3.2%	$11,099	2.5%
Over 180 days contractually delinquent	$2,096	0.4%	$1,996	0.5%

Regional Management Corp. and Subsidiaries

Unaudited Non-GAAP Reconciliation of Selected Financial Data

For the Three and Twelve Months Ended December 31, 2013

($ in thousands, except per share amounts)

	Three Months Ended December 31, 2013
	Actual	Adjustments		Non-GAAP
General and administrative expenses	$19,480	$(1,503	)(1)	$17,977

Income taxes	$5,130	$450	(2)	$5,580

Net income	$8,385	$1,053		$9,438

Diluted net income per common share	$0.65			$0.73
Diluted weighted average common shares outstanding	12,984,270			12,984,270

Efficiency ratio	40.1%			37.0%

	Twelve Months Ended December 31, 2013
	Actual	Adjustments		Non-GAAP
General and administrative expenses	$71,039	$(1,959	)(3)	$69,080

Income taxes	$17,460	$450	(2)	$17,910

Net income	$28,794	$1,509		$30,303

Diluted net income per common share	$2.23			$2.35
Diluted weighted average common shares outstanding	12,893,693			12,893,693

Efficiency ratio	41.6%			40.5%

(1)	Expenses related to the three months ended December 31, 2013:

Director compensation	$1,210
Secondary offering	$293

(2)	Tax effect of the director compensation expense (secondary offering expense is non-deductible for tax purposes)
(3)	Expenses related to the twelve months ended December 31, 2013:

Director compensation	$1,210
Secondary offering	$749

Regional Management Corp. and Subsidiaries

Revision to Financial Statements

($ in thousands, except per share amounts)

(Unaudited)

As stated earlier in this release, the financial statements for the 2012 periods included in this release have been revised from the amounts previously reported to correct immaterial errors relating to interest income, insurance premiums, compensated absences, state franchise taxes, and income taxes. Following a materiality assessment in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 99, Materiality, and Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, the Company concluded that the prior period errors were immaterial to the previously issued financial statements and those financial statements can continue to be relied upon. The revisions and their effect on resulting line items are detailed as follows:

	Consolidated Statements of Income
	Three Months Ended December 31, 2012			Twelve Months Ended December 31, 2012
	As Reported (1)	Revised	Change	As Reported (1)	Revised	Change
Interest and fee income	$32,902	$32,849	$(53)	$119,235	$119,025	$(210)
Insurance income, net	2,663	2,606	(57)	10,820	10,681	(139)
Total revenue	37,000	36,890	(110)	136,046	135,697	(349)
Personnel	8,622	8,631	9	33,453	33,492	39
Other	3,027	3,084	57	10,413	10,644	231
Total expenses	26,803	26,869	66	96,114	96,384	270
Income before income taxes	10,197	10,021	(176)	39,932	39,313	(619)
Income taxes	3,560	3,552	(8)	14,565	14,561	(4)
Net income	$6,637	$6,469	$(168)	$25,367	$24,752	$(615)
Net income per common share:
Basic	$0.53	$0.52	$(0.01)	$2.17	$2.12	$(0.05)
Diluted	$0.52	$0.51	$(0.01)	$2.12	$2.07	$(0.05)

	Consolidated Balance Sheet
	December 31, 2012
	As Reported (1)	Revised	Change
Less unearned finance charges, insurance premiums, and commissions	$(92,024)	$(92,376)	$(352)
Finance receivables	439,826	439,474	(352)
Net finance receivables	416,210	415,858	(352)
Other assets	7,483	7,361	(122)
Total assets	434,991	434,517	(474)
Accounts payable and accrued expenses	6,096	6,987	891
Total liabilities	304,422	305,313	891
Retained earnings	49,162	47,797	(1,365)
Total stockholders’ equity	130,569	129,204	(1,365)
Total liabilities and stockholders’ equity	$434,991	$434,517	$(474)

(1)	Certain prior period amounts have been reclassified to conform to the current presentation. Such reclassifications had no impact on previously reported net income or stockholders’ equity.

Regional Management Corp. and Subsidiaries

Unaudited Pro Forma Consolidated Statements of Income

For the Twelve Months Ended December 31, 2012

($ in thousands, except per share amounts)

	Actual	Pro Forma Adjustments		Pro Forma
Revenue
Interest and fee income	$119,025	$—		$119,025
Insurance income, net	10,681	—		10,681
Other income	5,991	—		5,991

Total revenue	135,697	—		135,697

Expenses
Provision for credit losses	27,765	—		27,765
General and administrative expenses
Personnel	33,492	140	(1)	33,632
Occupancy	8,655	—		8,655
Marketing	2,767	—		2,767
Other	10,644	—		10,644
Consulting and advisory fees	1,451	(1,451	)(2)	—
Interest expense
Senior revolving credit facility and other debt	10,580	(247	)(3)	10,333
Mezzanine debt-related parties	1,030	(1,030	)(4)	—

Total interest expense	11,610	(1,277)		10,333

Total expenses	96,384	(2,588)		93,796

Income before income taxes	39,313	2,588		41,901
Income taxes	14,561	942	(5)	15,503

Net income	$24,752	$1,646		$26,398

Net income per common share:
Basic	$2.12			$2.11

Diluted	$2.07			$2.07

Weighted average shares outstanding:
Basic	11,694,924			12,486,727

Diluted	11,980,748			12,772,551

(1)	Represents additional compensation expense associated with the grant of options upon consummation of the initial public offering.
(2)	Represents a termination fee of $1,125, combined with the $326 we paid our former majority stockholders and sponsors for the three months ended March 31, 2012. The agreements with the former majority stockholders and sponsors terminated with the completion of the initial public offering.
(3)	Reflects reduction in interest expense as a result of payment of $13,229 in aggregate principal amount of our senior revolving credit facility, offset in part by an unused line fee of 0.50%. Also reflects a reduction in the interest rate under our senior revolving credit facility from one month LIBOR (with a LIBOR floor of 1.00%) plus 3.25% to one month LIBOR (with a LIBOR floor of 1.00%) plus 3.00%.
(4)	Reflects reduction in interest expense as a result of the repayment of the $25,814 in aggregate principal amount of our mezzanine debt, which accrued interest at a rate of 15.25% per annum.
(5)	Reflects an increase in income taxes as a result of the increase in income before taxes.